                                                                    Exhibit 4.01

                          LEHMAN BROTHERS HOLDINGS INC.

           Buffered Annual Review Notes Linked to the S&P 500(R) Index
                              Due December 29, 2009

Number R-1                                                            $2,965,000
ISIN US524908UG34                                                CUSIP 524908UG3

          SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE
MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME
OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE
OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE
TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY
OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE
DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR
A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR
ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS
MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, on the Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the
Securities represented hereby, an amount equal to the Payment at Maturity or amount due upon an Automatic Call, if applicable. THE SECURITIES REPRESENTED
HEREBY SHALL NOT BEAR ANY INTEREST.

          Any amount payable on the Maturity Date or upon an Automatic Call, if applicable, hereon will be paid only upon presentation and surrender of this
Security.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY
SET FORTH ON THE REVERSE HEREOF WHICH FURTHER

                                                                               2

PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS
PLACE.

          "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and
"500" are trademarks of McGraw-Hill, Inc. and have been licensed for use by
Lehman Brothers Inc. and sub-licensed for use by the Company. The Securities, linked to the performance of the S&P 500 Index, are not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Securities. This
Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                                                                               3

          IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice
Chairman, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: December 29, 2006

[SEAL]                                  LEHMAN BROTHERS HOLDINGS INC.

                                        By: /s/ James J. Killerlane III
                                            ------------------------------------
                                            Vice President

                                        Attest: /s/ Jin Lee
                                                --------------------------------
                                                Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
   as Trustee

By: /s/ Wafaa Orfy
    --------------------------------
    Authorized Officer

                               Reverse of Security

          This Security is one of a duly authorized series of Securities of the
Company designated as Buffered Annual Review Notes Linked to the S&P 500(R)
Index Due December 29, 2009 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of
Securities is one of an indefinite number of series of debt securities of the
Company, issued and to be issued under an indenture, dated as of September 1,
1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

          The Payment at Maturity or amount due upon an Automatic Call, if applicable, at the request of the Trustee, shall be determined by the
Calculation Agent pursuant to the Calculation Agency Agreement. The Trustee shall fully rely on the determination by the Calculation Agent of the Payment at
Maturity or amount due upon an Automatic Call, if applicable, and shall have no duty to make any such determination. The Calculation Agent will provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, of the Payment at Maturity or amount due upon an Automatic
Call, if applicable, on or prior to 11:00 a.m. on the Business Day preceding the
Maturity Date or applicable Redemption Date.

          All calculations with respect to the Initial Index Level, the Ending
Index Level, the Index Return or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g.,
..876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount Security on the Maturity Date or
Redemption Date, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to
..7655); and all dollar amounts paid on the aggregate principal amount of
Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

          This Security is not subject to any sinking fund.

          If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the
Indenture will be equal to the Payment at Maturity calculated as though the date of acceleration were the Final Review Date. If the maturity of the Securities is accelerated because of an Event of Default, the Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository
Trust Company of the cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

                                                                               2

          The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this
Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Payment at Maturity or amount due upon an Automatic Call, if applicable, with respect to this Security.

          The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

          The Company, the Trustee, and any agent of the Company or of the
Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

          No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any
Security, or because of the creation of any indebtedness

                                                                               3

represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the
Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Company intends to treat, and by purchasing this Security, the
Holder agrees to treat, for all tax purposes, this Security as a cash-settled financial contract giving rise to capital gain or loss, rather than as a debt instrument.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DEFINITIONS

          Set forth below are definitions of the terms used in this Security.

          An "Automatic Call" occurs if the Index Closing Level on any Review
Date is above or equal to the Call Level. Upon the occurrence of an Automatic
Call, the Securities will be automatically called for a cash payment per $1,000 principal amount Security that will equal $1,000 plus the applicable Call
Premium.

          If the Securities are subject to an Automatic Call on a Review Date other than the Final Review Date, the Holders will receive a cash payment of
$1,000 plus the applicable Call Premium on the Redemption Date. If the
Securities are subject to an Automatic Call on the Final Review Date, the
Holders will receive a cash payment of $1,000 plus the applicable Call Premium on the Maturity Date.

          "Buffer Amount" shall equal 10%.

          "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

          "Calculation Agency Agreement" shall mean the Calculation Agency
Agreement, dated as of December 21, 2006 between the Company and the Calculation
Agent, as amended from time to time, or any successor calculation agency agreement.

                                                                               4

          "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Payment at Maturity, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

          "Call Level" is 100% of the Initial Index Level.

          "Call Premium", as calculated by the Calculation Agent, per $1,000 principal amount Security paid upon an Automatic Call shall equal:

          (1)  7.00% x $1,000 if called on the First Review Date;

          (2)  14.00% x $1,000 if called on the Second Review Date; or

          (3)  21.00% x $1,000 if called on the Final Review Date.

          "Closing Price" of a security, on any particular day, means the last reported sales price for that security on the Relevant Exchange at the scheduled weekday closing time of the regular trading session of the Relevant Exchange.
If, however, the security is not listed or traded on a bulletin board, then the
Closing Price of the security will be determined using the average execution price per share that an affiliate of the Company pays or receives upon the purchase or sale of the security used to hedge the Company's obligations under the Securities.

          "Company" shall have the meaning set forth on the face of this
Security.

          "Ending Index Level" shall equal the Index Closing Level on the Final
Review Date.

          "Final Review Date" shall mean December 23, 2009.

          "First Review Date" shall mean December 27, 2007.

          "Holder" shall have the meaning set forth on the reverse of this
Security.

          "Indenture" shall have the meaning set forth on the reverse of this
Security.

          "Index" shall mean the S&P 500(R) Index, as calculated, published and disseminated by S&P.

          "Index Closing Level", as determined by the Calculation Agent, shall mean, with respect to any Trading Day, the closing level of the Index or the
Successor Index, as the case may be, at the regular official weekday close of the principal trading session of the Relevant Exchange or market for the Index or the Successor Index, as the case may be, on such day, or as determined by the
Calculation Agent pursuant to the Calculation Agency Agreement as described below under "Discontinuation of the Index; Alteration of Method of Calculation."

                                                                               5

          "Index Return", as calculated by the Calculation Agent, is calculated as follows:

                    Ending Index Level - Initial Index Level
                    ----------------------------------------
                               Initial Index Level

          "Initial Index Level" shall equal 1416.90, the Index Closing Level on
December 26, 2006.

          "Leverage Factor" shall equal 1.11111.

          "Market Disruption Event", with respect to the Index or any Successor
Index shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

          (1) a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant
Successor Index) on the Relevant Exchanges for such securities at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange;

          (2) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant
Successor Index) at any time during the one hour period preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

          (3) a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts or exchange traded funds related to the Index (or the relevant Successor Index) at any time during the one hour period preceding the close of the principal trading session on such exchange; or

          (4) a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

          For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of:

          (1) the portion of the level of the Index attributable to that security relative to

          (2) the overall level of the Index,

in each case immediately before that suspension or limitation.

          For purposes of determining whether a Market Disruption Event has occurred:

                                                                               6

          (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market;

          (2) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent in its sole discretion)
on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

          (3) a suspension of trading in futures or options contracts on the
Index by the primary securities market trading in such contracts by reason of
(i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts, or (iii) a disparity in bid and ask quotes relating to such contracts, will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

          (4) a suspension, absence or material limitation of trading on any
Relevant Exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

          "Maturity Date" shall mean December 29, 2009, unless that day is not a
Business Day, in which case the amount equal to the Payment at Maturity will be made on the next succeeding Business Day following December 29, 2009; provided, that if due to a non-Trading Day or a Market Disruption Event, the Final Review
Date is postponed so that it falls less than three Business Days prior to the scheduled Maturity Date, the Maturity Date will be the third Business Day following the Final Review Date, as postponed.

          "NYSE" shall mean The New York Stock Exchange, Inc.

          "Payment at Maturity", as calculated by the Calculation Agent and to the extent that the Securities are not subject to an Automatic Call, for each
$1,000 principal amount Security shall equal:

          o    If the Ending Index Level has declined from the Initial Index
               Level by an amount equal to or less than the Buffer Amount,
               $1,000.

          o    If the Ending Index Level has declined from the Initial Index
               Level by an amount greater than the Buffer Amount, $1,000 +
               [($1,000 x (Index Return + 10%) x Leverage Factor)].

          "Place of Payment" shall mean the place or places where the Payment at
Maturity or amount due upon an Automatic Call, if applicable, on the Securities is payable.

          "Redemption Date" shall mean, with respect to the First Review Date and the Second Review Date, the third Business Day after the applicable Review
Date.

                                                                               7

          "Relevant Exchange" shall mean, for any security (or any combination thereof) then included in the Index or any Successor Index, the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

          "Review Date" shall mean any of the First Review Date, the Second
Review Date and the Final Review Date.

          If a Review Date is not a Trading Day or if there is a Market
Disruption Event on such day, the applicable Review Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or is continuing; provided that the Index Closing Level will not be determined on a date later than the eighth scheduled Trading Day after the scheduled Review Date, and if such day is not a Trading Day, or if there is a
Market Disruption Event on such date, the Calculation Agent will determine the
Index Closing Level on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the Market Disruption Event (or prior to the non-Trading Day), using the Closing
Price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation or non-Trading Day) on such eighth scheduled Trading Day of each security most recently constituting the
Index.

          "S&P" shall mean Standard & Poor's, a division of McGraw-Hill, Inc.

          "Second Review Date" shall mean December 26, 2008.

          "Securities" shall have the meaning set forth on the reverse of this
Security.

          "Security" shall have the meaning set forth on the face of this
Security.

          "Successor Index" shall have the meaning specified under
"Discontinuation of the Index; Alteration of Method of Calculation."

          "Trading Day" means a day, as determined by the Calculation Agent, on which trading is generally conducted on (i) the Relevant Exchanges for securities underlying the Index and (ii) the exchanges on which futures or options contracts related to the Index are traded, other than a day on which trading on such Relevant Exchange or exchange on which such securities, futures or options contracts are traded is scheduled to close prior to its scheduled weekday closing time.

          "Trustee" shall have the meaning set forth on the reverse of this
Security.

          All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

CALCULATION AGENT

          The Calculation Agent will determine, among other things, the Initial
Index Level, the Index Closing Level on each Review Date, whether the Automatic
Call feature has triggered a mandatory redemption, the Ending Index Level, the
Index Return if the Securities are

                                                                               8

not automatically called, the Call Premium and the Payment at Maturity, if any.
In addition, the Calculation Agent will determine whether there has been a
Market Disruption Event or a discontinuation of the Index, and whether there has been a material change in the method of calculation of the Index. All calculations, determinations or adjustments made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Holders and on the
Company. The Company may appoint a different Calculation Agent from time to time after the date of the original issue of the Securities without the Holders'
consent and without notifying Holders.

DISCONTINUATION OF THE INDEX; ALTERATION OF METHOD OF CALCULATION

          If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (a "Successor
Index"), then any Index Closing Level will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange or market for the Successor Index on each Review Date. Upon any selection by the
Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Company and to the Holders.

          If S&P discontinues publication of the Index prior to, and such discontinuation is continuing on, a Review Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, such Review Date, or if S&P (or the publisher of any Successor Index) fails to calculate and publish an Index Closing Level for the Index (or any Successor Index) on any date when it would ordinarily do so in accordance with its customary practice, then the Calculation Agent will determine the Index Closing Level for such date. The Index Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish an Index Closing
Level for the Index or Successor Index, as applicable, using the Closing Price
(or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or Successor Index, as applicable.

          If at any time the method of calculating the Index or a Successor
Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index or such
Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the
Calculation Agent will calculate the Index Closing Level with reference to the
Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor

                                                                               9

Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification
(e.g., due to a split in the Index), then the Calculation Agent will adjust its calculation of the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification
(e.g., as if such split had not occurred).

                                                                              10

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - ______ Custodian ______
                                                                   (Cust)          (Minor)
TEN ENT - as tenants by the entireties         under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of       Act _______________________________________
          Survivorship and not as tenants in                       (State)
          common

     Additional abbreviations may also be used though not in the above list.

                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

________________________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)

________________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

                                            ------------------------------------
          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

---------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.